UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 15, 2015
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 15, 2015, Precision Castparts Corp. (the "Company") issued a press release announcing its preliminary financial results for the three months ended March 29, 2015 (the "Press Release"). A copy of the Press Release is attached as Exhibit 99.1 and is incorporated by reference herein. The Press Release also announced the Restructuring Plan and the Impairment Charges that are defined and discussed below. The description below of the Restructuring Plan and the Impairment Charges are qualified in their entirety by Exhibit 99.1.

Restructuring Plan. The Company is making headcount reductions (the "Restructuring Plan") in its operations that are impacted by current market conditions, which are primarily in the Company's oil & gas, power pipe and associated raw material operations. The Restructuring Plan is expected to be substantially completed by the end of the first quarter of the Company’s fiscal year 2016. The Company expects the Restructuring Plan to result in a pre-tax charge of approximately $8 million, which will be recognized in the fourth quarter of the Company’s fiscal year 2015. The Restructuring Plan is expected to result in approximately $30 million to $35 million of annual cost savings.  The Company does not expect to have any future cash expenditures in connection with the Restructuring Plan in excess of the charges set forth above.

Impairment Charges. As part of the Company’s strategic rationalization plans, the Company will recognize the impairment charges described below (the “Impairment Charges”) in the fourth quarter of the Company’s fiscal year 2015. The Company has decided to pursue a sale of its 50% stake in Yangzhou Chengde Steel Tube Co., Ltd., and the Company will recognize a non-cash impairment charge in the range of $210 million to $220 million pre-tax related to this ownership interest. Also, the Company will recognize a non-cash inventory and other asset impairment charge in the range of $125 million to $135 million pre-tax, primarily in the Company’s oil & gas, power pipe and associated raw material operations, reflecting the more challenging market environment, declines in market value, and size or quality characteristics that impact marketability. The Impairment Charges are not expected to result in future cash expenditures.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

The disclosures contained under Item 2.02 are incorporated herein by reference.

ITEM 2.06.	MATERIAL IMPAIRMENTS.

The disclosures contained under Item 2.02 are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

99.1	Press release issued by Precision Castparts Corp. dated April 15, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	April 16, 2015	By:	/s/ Shawn R. Hagel
		Name:	Shawn R. Hagel
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release issued by Precision Castparts Corp. dated April 15, 2015